EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-174890, 333-174891 and 333-180926 on Form S-8 of our reports dated November 29, 2016, relating to the consolidated financial statements of Capitol Federal Financial, Inc. and subsidiary, and the effectiveness of Capitol Federal Financial, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Capitol Federal Financial, Inc. for the year ended September 30, 2016.
Kansas City, Missouri
November 29, 2016